                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

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    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                ELEK-TEK, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

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

ELEK-TEK, INC.

7350 North Linder Avenue
Skokie, Illinois 60077
(847) 677-7660

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
AUGUST 8, 1997

To the Stockholders of ELEK-TEK, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of ELEK-TEK, Inc., which will be held on August 8, 1997, at 9:00 o'clock a.m., local time, at the offices of ELEK-TEK, Inc., 7350 North Linder Avenue, Skokie, Illinois, for the following purposes:

1. To elect Directors; and

2. To consider such other matters as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 30, 1997 will be entitled to notice of and to vote at the meeting and at any adjournment thereof.

Accompanying this notice is a Proxy Statement, a form of proxy and a copy of our Annual Report to Stockholders.

WE HOPE YOU ATTEND THE MEETING IN PERSON, BUT, IF YOU CANNOT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING.

                                       By Order of the Board of Directors,

                                       MIGUEL A. MARTINEZ, JR.
                                       Secretary

Skokie, Illinois
July 9, 1997

ELEK-TEK, INC.

7350 North Linder Avenue
Skokie, Illinois 60077
(847) 677-7660

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
AUGUST 8, 1997

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of ELEK-TEK, Inc. (the "Company") to be held on August 8, 1997, and at any adjournments thereof. This Proxy Statement and accompanying proxy were first mailed to stockholders on or about July 9, 1997. The accompanying proxy is solicited on behalf of the Board of Directors of the Company and, unless otherwise agreed, is revocable by the stockholder giving it at any time before it is voted by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted.

The close of business on June 30, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournments thereof. Holders of shares of Common Stock as of such date are entitled to one vote per share. There are no cumulative voting rights with respect to the election of directors. As of June 1, 1997, there were outstanding 6,312,500 shares of Common Stock, $.01 par value, of the Company.

Shares owned by stockholders who are present in person, or which are represented by proxy, at the annual meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker or other nominee indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

ELECTION OF DIRECTORS

It is intended that the shares represented by the proxies will be voted for the election of the nominees named below as directors of the Company. Persons are elected directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors.

In the event that any nominee named below becomes unavailable for election for any reason, which is not anticipated, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors of the Company, unless the Board reduces the number of directors. As indicated in the accompanying proxy, the authority to vote for the election of directors or for any individual nominee or nominees may be withheld by the stockholder giving the proxy.

The nominees, and certain information concerning them as furnished by such nominees, are as follows:

                                                       Principal Occupation                  Served as
                                                        and Positions with                   a Director
             Name (Age)                                    the Company                         Since
             ----------                                --------------------                  ----------
Richard L. Rodriguez (37)              President and Chief Executive Officer of the Company     1996

Robert J. Lipsig (54)                  Principal in Core Financial Corporation; Chairman of     1995
                                       the Board of the Company

Harvey Kinzelberg (52)                 President and Chief Executive Officer of Sequel          1995
                                       Capital Corporation

Susan J. Kaiser (40)                   Private Investor                                         1993

Miguel A. Martinez, Jr. (42)           Vice President and Chief Financial Officer of the       --
                                       Company

Richard L. Rodriguez has been President and Chief Operating Officer of the Company since March 1, 1996 and Chief Executive Officer and a director of the Company since April 19, 1996. From February 1993 to February 1996, he was Senior Vice President at Creative Computer Inc., a computer products reseller. From January 1990 to February 1993, he was General Manager for Personal Support Computers, Inc.

Robert J. Lipsig has been a director of the Company since December 1995 and was elected Chairman of the Executive Committee of the Board of Directors on April 19, 1996. On October 16, 1996, he was elected non-executive Chairman of the Board of the Company. He has been a private investor since 1994. From 1988 to 1994, he was Chairman of the Board and Chief Executive Officer of ERO, Inc., a Nasdaq listed company, which is a manufacturer and importer of children's leisure products. From 1977 to 1984, he served as President and Chief Operating Officer of ERO, Inc. Mr. Lipsig is a member of the Board of Directors of ERO, Inc.

Harvey Kinzelberg has been a director of the Company since April 1995 and served as non-executive Chairman of the Board of the Company from April 19, 1996 to October 16, 1996. He has been President and Chief Executive Officer of Sequel Capital Corporation, a financial services firm, since May 1992. From 1979 to April 1992, he was Chairman of the Board of Meridian Leasing Corporation, a computer leasing company.

Susan J. Kaiser has been a director of the Company since October 1993. She is presently a private investor. From June 1992 to June 1993, she was Manager of stock option and futures trading of Nikko Securities, in Osaka, Japan. From 1985 through 1991, she was a member of the Chicago Board Options Exchange and Mercantile Exchange.

Miguel A. Martinez, Jr. has been a Vice President and the Chief Financial Officer of the Company since April 22, 1996. From January 1996 to April 1996, he was Vice President Finance and Administration of Office 1 Superstores. Previously, he was the Controller at the Reliable Corporation from September 1987 through December 1995.

CONCERNING THE BOARD OF DIRECTORS

Directors who are employees of the Company receive no compensation for serving on the Company's Board. Directors who are not employees of the Company receive a fee at an annual rate of $10,000 for services rendered as a director, plus $1,000 per meeting attended in person and $500 per meeting in which they participate by telephone. Beginning in October 1996, the Chairman of the Board is paid an additional fee at an annual rate of $40,000, payable in monthly installments, and beginning January 1, 1997, the Chairpersons of the Audit and Compensation Committees each receives an additional fee at an annual rate of $5,000, payable in quarterly installments. On January 2, 1997, the Company issued 2,500 shares of Common Stock to each director, other than Mr. Rodriguez, in consideration for past services. All directors are also reimbursed for expenses incurred in connection with attendance at meetings.

During 1996, the Board of Directors held 10 meetings, including telephonic meetings. No director attended or participated in fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served.

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and has recently created a Nominating Committee. The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as such authority may be limited by the provisions of the Delaware General Corporation Law (the "DGCL"). Messrs. Lipsig (Chairman) and Kinzelberg and Ms. Kaiser were elected to the Executive Committee on April 19, 1996. The Executive Committee met five times in 1996. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and for reviewing with the independent auditors the scope and results of the audit, the internal accounting controls and audit practices of the Company, and the scope of the professional services furnished by the independent auditors. The Audit Committee, which is composed of Ms. Kaiser (Chairwoman) and Alvin Richer and Dennis G. Flanagan, met two times in combined meetings with the full Board in 1996. The Compensation Committee is to review management compensation levels, provide recommendations regarding salaries and other compensation for the Company's officers, including bonuses and other incentive programs, and administer the Company's 1993 Incentive Stock Option Plan. Messrs. Kinzelberg (Chairman) and Lipsig and Ms. Kaiser were elected to the Compensation Committee on April 19, 1996. Mr. Richer served on the Compensation Committee from April 19 to June 13, 1996. The Compensation Committee met three times in 1996.

The Board of Directors recently created a Nominating Committee, which is responsible for proposing nominees to the Board of Directors. Messrs. Lipsig and Rodriguez were appointed to the Nominating Committee on December 13, 1996. The Nominating Committee, which did not meet in 1996, met in a combined meeting with the Board in March 1997. The Company's bylaws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of persons for election as directors. In general, notice must be delivered to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such notice must set forth all information with respect to each such nominee required by the federal securities laws (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

EXECUTIVE COMPENSATION

The following table shows the cash compensation, as well as certain other compensation, of the Chief Executive Officer of the Company, each of the other executive officers of the Company whose annual compensation exceeded $100,000 and one former executive officer of the Company for services in all capacities to the Company during the fiscal years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

=================================================================================================================================
                                                                                                Long Term
                                                                                              Compensation
                                                                 Annual Compensation             Awards
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               Securities
                                                                                               Underlying           All Other
         Name and Principal Position              Year           Salary          Bonus         Options(1)        Compensation(2)
---------------------------------------------------------------------------------------------------------------------------------
  Richard L. Rodriguez,                           1996         $214,861         $    0           126,000              $   8
  President and Chief Executive Officer(3)
---------------------------------------------------------------------------------------------------------------------------------
  Karim Hadchiti,                                 1996          126,006         35,000            25,000                  7
  Vice President - Operations(4)
---------------------------------------------------------------------------------------------------------------------------------
  Scott Koerner,                                  1996          107,692              0            25,000                  7
  Sr. Vice President - Sales(5)
---------------------------------------------------------------------------------------------------------------------------------
  Cameron B. Estes, Jr.,                          1996          200,000              0             --                 8,312
  former Chief Executive Officer(6)               1995          200,000         10,811             --                 3,896
                                                  1994          146,154         61,992             --                 1,350
=================================================================================================================================


(1) Number of shares of Common Stock subject to options granted during the year indicated under the Company's 1993 Incentive Stock Option Plan.

(2) Represents contributions to the Company's 401(k) plan made by the Company on behalf of the named executives and the amount of premium for the Company's group term life insurance plan attributed to the compensation of executive officers of the Company. For 1996, $8, $7, $7 and $5 were attributed to the compensation of Messrs. Rodriguez, Hadchiti, Koerner, and Estes, respectively, for group term life insurance premiums paid by the Company.

(3) Mr. Rodriguez was elected President and Chief Operating Officer of the Company on March 1, 1996 and Chief Executive Officer of the Company on April 19, 1996.

(4)     Mr. Hadchiti was elected Vice President-Operations on April 19, 1996.

(5) Mr. Koerner was elected Senior Vice President-Sales of the Company on April 19, 1996.

(6) Mr. Estes resigned as Chairman of the Board, Chief Executive Officer and a director of the Company on April 19, 1996.

STOCK OPTIONS

OPTION GRANTS. The following table sets forth certain information regarding options to purchase shares of Common Stock granted during 1996 to the executive officers of the Company named in the Summary Compensation Table.

============================================================================================================================
                                           Individual Grants
    -------------------------------------------------------------------------------------------------
                                                   % of Total
                               Number of             Options
                              Securities           Granted to                                                     Grant Date
                              Underlying            Employees            Exercise                                   Present
                                Options             in Fical             Price per           Expiration              Value
    Name                        Granted               Year               Share(1)               Date                ($)(2)
----------------------------------------------------------------------------------------------------------------------------

    Richard L.
    Rodriguez(3)                126,000                39%                 $2.75            March 1, 2006          $128,520
----------------------------------------------------------------------------------------------------------------------------

    Karim Hadchiti(4)           25,000                  8                  4.38              May 3, 2006            42,250
----------------------------------------------------------------------------------------------------------------------------

    Scott Koerner(4)            25,000                  8                  4.875           April 29, 2006           47,000
============================================================================================================================


(1) The option exercise price is equal to the fair market value per share of Common Stock on the date of grant.

(2) Calculated pursuant to the Black-Scholes option pricing model. Assumes with respect to Mr. Rodriguez expected volatility of 30%, risk-free rate of return of 5.59%, no dividend yield, time of exercise of five years and no risk of forfeiture. Assumes with respect to Messrs. Hadchiti and Koerner expected volatility of 30%, risk-free rate of return of 6.43%, no dividend yield, time of exercise of five years and no risk of forfeiture.

(3) Option was granted pursuant to Mr. Rodriguez's employment agreement under the Company's 1993 Incentive Stock Option Plan. The option is an incentive stock option. One-quarter of the shares covered by the option granted become vested and exercisable upon the anniversary of the date of grant of the option, until the fourth anniversary of the date of grant, whereupon the option becomes fully vested and exercisable.

(4) All options are incentive stock options under the Company's 1993 Incentive Stock Option Plan. Beginning one year after the date of grant, one-fifth of the options granted become vested and exercisable annually upon the anniversary of the date of grant of the options.

UNEXERCISED OPTIONS. No options to purchase shares of Common Stock were exercised by the executive officers of the Company named in the Summary Compensation Table during 1996. The following table sets forth certain information regarding the number and value of unexercised options to purchase shares of Common Stock held at the end of 1996 by the executive officers of the Company named in the Summary Compensation Table:

========================================================================================================================
                                            Number of Securities Underlying          Value of Unexercised In-the-Money
    Name                                 Unexercised Options at Fiscal Year End        Options at Fiscal Year End(1)
    --------------------------------------------------------------------------------------------------------------------
                                            Exercisable         Unexercisable         Exercisable         Unexercisable
    --------------------------------------------------------------------------------------------------------------------

    Richard L. Rodriguez                      31,500               94,500               $23,625              $70,875
    --------------------------------------------------------------------------------------------------------------------

    Karim Hadchiti                               0                 25,000                  0                    0
    --------------------------------------------------------------------------------------------------------------------

    Scott Koerner                                0                 25,000                  0                    0
========================================================================================================================

(1) Value of unexercised in-the-money options is equal to the excess, if any, of the fair market value per share of Common Stock at December 31, 1996 over the option exercise price per share multiplied by the number of shares subject to options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company entered into an employment agreement dated as of March 1, 1996, amended in June 1997, with Richard L. Rodriguez pursuant to which he serves as President and Chief Operating Officer of the Company. On April 19, 1996, he was also elected as Chief Executive Officer and a director of the Company. The employment agreement is for an initial four-year period and, unless terminated, is automatically extended for successive one-year periods thereafter. Under the employment agreement, Mr. Rodriguez's annual base salary is $260,000, subject to annual review, commencing in 1999 he is entitled to receive a performance bonus in an amount not less than 20% of his base salary if the Company achieves net earnings goals to be mutually determined by the Board of Directors and Mr. Rodriguez. Pursuant to the employment agreement, Mr. Rodriguez was granted an option to purchase 126,000 shares of Common Stock exercisable at a price of $2.75 per share (the closing price for the Common Stock on the date of grant), vesting at the rate of one-fourth of the number of shares of Common Stock subject to the option on each of the first four anniversary dates of the date of grant of the option.

In the event that the Company terminates the employment agreement other than as a result of Mr. Rodriguez's disability or for Cause (as defined in the employment agreement), Mr. Rodriguez will be entitled to receive severance pay
(i) if such termination occurs during the initial term of the employment agreement, in twelve monthly installments, in an aggregate amount equal to his annual base salary in effect at the time of termination or (ii) if such termination occurs during any successive term of the employment agreement, in six monthly installments, in an aggregate amount equal to one-half of his annual base salary in effect at the time of termination.

Additionally, if termination occurs following a Change in Control, the employment agreement grants Mr. Rodriguez the severance rights available to the executive officers of the Company as described immediately below.

Each other executive officer of the Company has recently executed a severance compensation agreement ("Severance Agreement") which grants such officer the severance rights described below if (i) during the twelve month period following the first Change in Control (as defined in the Severance Agreement), the Company terminates the executive's employment other than for Cause, Disability,

Retirement or on account of the executive's death; (ii) during the six month period following the Change in Control, the executive terminates employment for Good Reason; or (iii) during the second six month period following the Change in Control, the executive terminates employment for any reason. Upon the occurrence of any event listed immediately above, (i) the Company shall pay to the executive severance compensation equal to the executive's annual base salary in effect immediately prior to the Change in Control, which compensation shall be payable in one lump-sum amount on or before the fifteenth day following the termination date; provided, however, that the executive must sign a full and complete release of the Company from any and all liabilities, except for those provided under the Severance Agreement, in a form acceptable to the Company, and
(ii) all stock options held by the executive, without any further action, shall be automatically exercisable in full. If an executive is terminated for Cause, no severance benefits shall accrue to the executive.

In connection with the resignation of Cameron B. Estes as Chairman of the Board, Chief Executive Officer and a director of the Company on April 19, 1996, the Company agreed to retain Mr. Estes as a consultant from May 1, 1996 to April 30, 1998, during which time Mr. Estes will receive compensation at the annual rate of $200,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is presently composed of Messrs. Kinzelberg and Lipsig and Ms. Kaiser. Mr. Richer also served as a member of the Compensation Committee during 1996. None of the members of the Compensation Committee is or was formerly an officer or employee of the Company.

The Company leases its Indianapolis store from Mr. Estes, as the Executor of the Estate of Hal Goldman, who died in July 1994. Under the terms of the lease, which expires October 31, 2008, the Company paid rent of $362,301 during 1996 and will pay rent at an annual rate of $362,825 during 1997.

The Company leases its Lincolnwood store from Morton Goldman and Mr. Estes, as the Executor of the Estate of Hal Goldman. Under the terms of the lease, which expires October 31, 1998, the Company pays rent at an annual rate of $155,250 subject to increases in the Consumer Price Index.

In December 1992, the Company, while an S Corporation under the Internal Revenue Code, distributed subordinated notes in the aggregate principal amount of $8 million to its stockholders, Morton Goldman and Hal Goldman. As of December 31, 1996, the aggregate principal amount outstanding under the subordinated notes was $4,286,000. The subordinated notes bear interest at an annual rate of prime plus 1/2%, but not less than 6% nor more than 10%.

The Company entered into tax indemnification agreements with Morton Goldman and Hal Goldman in 1993 that, among other things, indemnify each for additional tax liability (including penalties, interest and legal fees), in excess of $100,000 with respect to each of them, resulting from the Company's operations during any taxable period for which the Company was an S Corporation. The Company does not at present expect that any payments will be made by the Company, nor have any payments been made, pursuant to the tax indemnification agreements.

Pursuant to his employment arrangement, in May 1996, the Company made a loan to Mr. Rodriguez to induce him to relocate and received a Mortgage Note for $150,000. The Mortgage Note is payable in full on or before March 1, 1999, does not bear interest and, subject to Mr. Rodriguez's continuing employment with the Company, will be forgiven in annual increments of $50,000 in 1997, 1998 and 1999, with accelerated forgiveness upon a change in control of the Company.

BOARD OF DIRECTORS REPORT ON COMPENSATION

Although neither the Board of Directors nor the Compensation Committee has adopted a formal compensation policy applicable to the Company's executive officers, the purpose of the Company's executive compensation is to enable the Company to attract, retain and motivate qualified executives to ensure the long-term success of the Company and its business strategies. The Compensation Committee intends to review the compensation policy for the Company's executive officers in order to align executive compensation with the business objectives and performance of the Company and to place greater emphasis on incentive compensation.

Executive compensation has generally consisted of three principal components: base salary, bonus and stock options. Company performance is not the principal consideration when base salaries are established. In March 1996, the Company entered into an employment agreement with Richard L. Rodriguez pursuant to which he serves as President and Chief Operating Officer of the Company. On April 19, 1996, he was also elected Chief Executive Officer of the Company. Under his employment agreement, Mr. Rodriguez's annual base salary is $260,000, subject to annual review. He is also entitled to an incentive bonus, as described below. This employment agreement is intended to secure for the Company the services of Mr. Rodriguez and to provide him an appropriate incentive for maximum effort on behalf of the Company. This employment agreement is described in the section captioned "Employment and Severance Agreements" preceding this report.

While the Company has no formal bonus policy applicable to all executive officers, the Company's policy is to pay bonuses based on financial results. The Board believes that creating incentive compensation for the Company's executive officers which is tied to the Company's annual income will encourage a continuous focus on increasing profitability and stockholder value. Under his employment agreement, as amended in June 1997, commencing in 1999 Mr. Rodriguez is entitled to receive a performance bonus in an amount not less than 20% of his base salary if the Company achieves net earnings goals determined by the Board of Directors and Mr. Rodriguez.

In 1993, the Company established the 1993 Incentive Stock Option Plan. During 1996, the Board granted incentive stock options to all of the Company's executive officers. Pursuant to his employment agreement, Mr. Rodriguez was granted an option to purchase 126,000 shares of Common Stock exercisable at a price of $2.75 per share which vests at the rate of one-fourth of the number of shares of Common Stock subject to the option on each of the first four anniversary dates of the date of grant of the option. During 1996, each of Miguel Martinez, Scott Koerner, David Zasada, Karim Hadchiti and Jane McCarthy were granted an option to purchase 25,000 shares of Common Stock exercisable at a price equal to the fair market value per share of Common Stock on the date of grant. Such options vest at the rate of one-fifth of the number of shares of Common Stock subject to the option on each of the first five anniversary dates of the date of grant of the option. These options are intended to encourage the creation of stockholder value over the long-term by aligning the financial interests of the executive officers with those of the Company's stockholders.

The salary, bonus and stock options paid or granted by the Company to the Chief Executive Officer and the other two most highly compensated executive officers of the Company in 1996 is set forth in the tables preceding this report. The Board of Directors believes that the present executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation to be paid to the executive officers of the Company will contribute to this focus.

                             THE BOARD OF DIRECTORS

  Dennis G. Flanagan        Robert J. Lipsig
   Susan J. Kaiser            Alvin Richer
  Harvey Kinzelberg       Richard L. Rodriguez

The foregoing Board of Directors Report on Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

OWNERSHIP OF VOTING SECURITIES

The following tabulation shows, as of June 1, 1997, (a) the name, address and Common Stock ownership for each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock (the only class of voting securities outstanding), (b) the Common Stock ownership of each current director and nominee for director, (c) the Common Stock ownership of each of the executive officers of the Company named in the Summary Compensation Table, and (d) the Common Stock ownership of all directors and executive officers as a group:

                                                          Amount and Nature of      Percent of
               Name of Beneficial Owner                  Beneficial Ownership(1)   Common Stock
               ------------------------                  -----------------------   ------------

Cameron B. Estes, Jr.(2)                                        2,443,112              38.8%
Morton Goldman(3)                                               1,926,236              30.6
Richard L. Rodriguez(4)                                            44,400                 *
Harvey Kinzelberg(4)                                               22,500                 *
Robert J. Lipsig(4)                                                25,000                 *
Alvin Richer(4)                                                    17,500                 *
Dennis G. Flanagan(4)                                              22,500                 *
Susan J. Kaiser(4)                                                 52,500                 *
Miguel A. Martinez, Jr.(4)                                         18,400                 *
Scott Koerner(4)                                                    7,600                 *
Karim Hadchiti(4)                                                  18,400                 *
All directors and executive officers as a group (11
  persons)(4)                                                     244,800               3.9%

------------------------------------
 *      Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes 2,408,112 shares of Common Stock held by Mr. Estes as the Executor of the Estate of Hal Goldman. The address for Mr. Estes is 12 Bridlewood Road, Northbrook, Illinois 60062.

(3)     The address for Mr. Goldman is 170 Yerington Circle, Glenbrook, Nevada
        89413.

(4) Includes shares of Common Stock which may be acquired through the exercise of stock options as follows: Mr. Kinzelberg, 10,000 shares; Mr. Lipsig, 10,000 shares; Mr. Richer, 10,000 shares; Mr. Flanagan, 10,000 shares; Ms. Kaiser, 10,000 shares; Mr. Rodriguez, 31,500 shares; Mr. Martinez, 5,000 shares; Mr. Koerner, 5,000 shares; Mr. Hadchiti, 5,000 shares; all directors and executive officers as a group, 106,500 shares.

COMPANY PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Market Index and the common stock of a peer group selected by the Company for the period beginning on August 13, 1993 (the date of the Company's initial public offering) through December 31, 1996.

                           TOTAL SHAREHOLDER RETURNS

                                 [LINE GRAPH]

       MEASUREMENT PERIOD            ELEK-TEK,           NASDAQ          PEER GROUP
     (FISCAL YEAR COVERED)              INC.             MARKET
                                                         INDEX
13-AUG-93                                      100               100               100
DEC-93                                      162.07            105.26            117.04
DEC-94                                       78.16            102.92            144.68
DEC-95                                       25.29            145.44            174.38
DEC-96                                       32.18            178.90            233.91

Assumes $100 invested on August 13, 1993 in the Company's Common Stock, the Nasdaq Market Index and the common stock of the peer group members, and all indices assume dividend reinvestment. Peer group index members are CDW Computer Centers, Inc., CompUSA, Inc., Egghead, Inc., Micro Warehouse, Inc. and MicroAge, Inc. The 1993 peer group index also includes Babbage's Inc. and Software ETC. Stores, Inc., and the 1994, 1995 and 1996 peer group indices also include NeoStar Retail Group Incorporated. Babbage's Inc. and Software ETC. Stores, Inc. were merged into NeoStar Retail Group Incorporated in 1994. The peer group index is capitalization-weighted.

The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company's financial statements for the year ended December 31, 1996 were audited by Coopers & Lybrand, independent public accountants. The Company's independent auditors for fiscal year 1997 have not yet been engaged. Representatives of Coopers & Lybrand are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

STOCKHOLDER PROPOSALS

Stockholders who desire to submit proposals for inclusion in the proxy statement of the Board of Directors to be utilized in connection with the 1998 Annual Meeting of Stockholders must submit such proposals to the Secretary of the Company no later than March 9, 1998.

GENERAL

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telecopy, telex and telegraph, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will arrange for the forwarding of proxy material to the beneficial owners of Common Stock held of record on the record date by banks, brokers, dealers and other nominees whose reasonable expenses in handling proxy material with beneficial owners will be reimbursed by the Company. In addition, the Company has retained Georgeson & Co. to assist in the solicitation of proxies. Fees and expenses for the services of Georgeson & Co. are expected to be approximately $6,000.

Management knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their judgment on such matters.

                                       By Order of the Board of Directors,

                                       MIGUEL A. MARTINEZ, JR.
                                       Secretary

DATED: Skokie, Illinois
        July 9, 1997

    PROXY                        ELEK-TEK, INC.
                 7350 N. Linder Avenue - Skokie, Illinois 60077

        The undersigned hereby appoints Richard L. Rodriguez, Harvey Kinzelberg and Miguel A. Martinez, Jr., or any of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Elek-Tek, Inc. (the "Company") held of record by the undersigned on April 17, 1996, at the annual meeting of stockholders to be held on June 13, 1996 or any adjournment thereof.

1. Election of Directors -- Nominees are:      Susan J. Kaiser               Miguel A. Martinez, Jr.
                                               Harvey Kinzelberg             Richard L. Rodriguez
                                               Robert J. Lipsig
[ ] FOR all listed nominees or a substitute therefor if  [ ] WITHHOLD AUTHORITY to vote for all listed nominees any nominee is unable or for good cause refuses to
    serve
  (except do not vote for the nominee(s) whose name(s)
  I have written below)

    ------------------------------------------------------------------------
    (INSTRUCTION -- To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

    In Their Discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                 (Continued and to be signed on the other side)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY IS REVOCABLE AT ANY TIME.

                                         Dated  , 1997

                                         -----------------------------------
                                         Signature

                                         -----------------------------------
                                         Signature (if held jointly)

                                         PLEASE SIGN, DATE AND RETURN PROXY
                                         IMMEDIATELY IN THE ENCLOSED
                                         ENVELOPE.

                                         (IMPORTANT: please sign your name
                                         exactly as it appears at left. In
                                         the case of joint holders, all
                                         should sign. When signing as an
                                         attorney, executor, administrator,
                                         trustee or guardian, please give
                                         full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or
                                         other authorized officer. If
                                         partnership, please sign in
                                         partnership name by authorized
                                         person.)